EXHIBIT 99.1

Responsys Announces Third Quarter 2012 Results

SAN BRUNO, Calif., Nov. 5, 2012 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), a leading provider of email and cross-channel marketing solutions, today announced financial results for the quarter ended September 30, 2012.

For the third quarter of 2012, total revenue increased 19.6% to $40.5 million, up from $33.9 million in the third quarter of 2011.

Subscription revenue for the third quarter of 2012 was $28.5 million, up 19.4% as compared to $23.8 million in the third quarter of 2011. Professional services revenue was $12.1 million, up 20.3% as compared to $10.1 million in the third quarter of 2011.

GAAP net income for the third quarter of 2012 was $3.5 million compared to $1.4 million for the third quarter of 2011. Net income per share attributable to common stockholders in the third quarter of 2012 was $0.07 per share on a diluted basis, as compared to $0.03 in the third quarter of 2011. GAAP net income for the third quarter of 2012 includes a $2.2 million gain on the acquisition of Responsys Denmark.

"We had a strong quarter for new business wins and delivered EPS at the top end of the range, underscoring the positive results we are seeing from our increased investment in sales and marketing. We believe these results and increasing traction in emerging channels bode well for our continued progress in 2013," said CEO Dan Springer.

For the nine months ended September 30, 2012, total revenue increased 20.9% to $118.2 million, up from $97.7 million in the nine months ended September 30, 2011.

Subscription revenue for the first nine months of 2012 was $83.1 million, up 22.6% as compared to $67.8 million in the first nine months of 2011. Professional services revenue for the first nine months was $35.0 million, up 17.1% as compared to $29.9 million in the first nine months of 2011.

GAAP net income for the first nine months of 2012 was $5.6 million. This compares to GAAP net income of $6.0 million for the first nine months of 2011. Net income per share attributable to common stockholders in the first nine months of 2012 was $0.10 per share on a diluted basis, as compared to $0.09 in the first nine months of 2011. Both periods included a $2.2 million gain from acquisitions.

In addition to using GAAP results in evaluating Responsys' business, management believes it is useful to also measure results using non-GAAP net income, which is net income excluding stock-based compensation expense, amortization of acquired intangible assets, gain on acquisitions, and related income tax effects, as applicable.

Non-GAAP net income for the third quarter of 2012 was $3.0 million, or $0.06 per diluted share as compared to $2.6 million, or $0.05 per share on a non-GAAP diluted basis1, for the third quarter of 2011.

Non-GAAP net income for the nine months ended September 30, 2012 was $7.9 million, or $0.15 per diluted share as compared to $7.8 million, or $0.15 per share on a non-GAAP diluted basis1, for the nine months ended September 30, 2011.

A reconciliation of the comparable GAAP to non-GAAP financial measures used in this release is included in the attached tables.

Business Outlook

Based on information available as of November 5, 2012, Responsys is issuing guidance for the fourth quarter of 2012 and fiscal 2012 as follows:

Fiscal 2012 revenue is expected to be in the range of $160-161 million. Non-GAAP net income is expected to be approximately $0.20 per diluted share.

Non-GAAP net income for the full year excludes an estimated $2.7 million in amortization of acquired intangibles and $6.5 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on weighted average diluted shares outstanding of 53.4 million.

For the fourth quarter of 2012, the Company expects revenue to be in the range of $42-$43 million. Non-GAAP net income is expected to be approximately $0.05 per diluted share. Non-GAAP net income for the quarter excludes an estimated $0.8 million in amortization of acquired intangibles and $1.8 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on estimated weighted average diluted shares outstanding of 53.6 million.

Non-GAAP net income for the fourth quarter and fiscal year 2012 assumes an effective non-GAAP tax rate of 40%.

Conference Call Information for Today, Monday, November 5, 2012

Responsys will host a conference call to discuss the results today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the call from the U.S., please dial (877) 303-9139 or (760) 536-5195 outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until November 8, 2012 by calling (855) 859-2056 or (404) 537-3406 outside the U.S., using conference ID 52052805. The replay will also be available on our website at http://investors.responsys.com.

About Responsys

Responsys is a leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today -- email, mobile, social, the web and display. With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high ROI, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: American Family Mutual Insurance Company, Avis Europe, Deutsche Lufthansa, Dollar Thrifty, LEGO, LinkedIn, Newegg, Orbitz, Qantas, Southwest Airlines, UnitedHealthcare, and United Airlines. For more information about Responsys, visit responsys.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP net income and non-GAAP net income per share on a diluted basis1, exclude the amortization of acquired intangible assets, stock-based compensation expense, gain on the acquisitions, and related tax effects. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this release, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions, particularly in emerging channels, is at an early stage of development and may not develop as rapidly as we anticipate; outages or security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; our ability to maintain profitability; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

_____________________

1 Non-GAAP net income per share attributable to common stockholders was derived by dividing by the corresponding non-GAAP basic and non-GAAP diluted weighted-average shares outstanding. Non-GAAP weighted-average shares outstanding for the nine months ended September 30, 2011 was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period.

Responsys, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	As of September 30,	As of December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$100,180	$73,456
Short-term investments	700	21,300
Accounts receivable, net of allowances of $125 and $82 as of September 30, 2012 and December 31, 2011, respectively	25,809	20,706
Deferred taxes – current	5,445	5,393
Prepaid expenses and other current assets	3,594	3,599
Total current assets	135,728	124,454
Property and equipment – net	18,182	14,663
Goodwill	17,260	14,048
Intangible assets – net	3,661	3,386
Deferred taxes – noncurrent	5,285	5,748
Other assets	2,495	938
Total assets	$182,611	$163,237

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,935	$1,739
Accrued compensation	6,246	6,916
Other accrued liabilities	4,727	2,914
Capital lease obligations - current	892	879
Deferred revenue - current	7,733	7,387
Total current liabilities	22,533	19,835
Capital lease obligations – noncurrent	453	1,154
Deferred taxes – noncurrent	678	691
Deferred revenue – noncurrent	362	323
Other long-term liabilities	4,614	977
Total liabilities	$28,640	$22,980
Commitments and contingencies (Note 9)
Stockholders' equity:
Convertible preferred stock, $.0001 par value, 5,000 shares authorized as of September 30, 2012 and December 31, 2011, respectively; no shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively
Common stock, $.0001 par value; 250,000 shares authorized as of September 30, 2012 and December 31, 2011, respectively; 48,642 and 47,632 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	5	5
Additional paid-in capital	163,098	155,428
Accumulated deficit	(9,214)	(14,794)
Accumulated other comprehensive gain (loss)	82	(382)
Total stockholders' equity	153,971	140,257
Total liabilities and stockholders' equity	$182,611	$163,237

Responsys, Inc.
Condensed Consolidated Statements of Income
(Unaudited; in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue:
Subscription	$28,450	$23,834	$83,113	$67,767
Professional services	12,098	10,056	35,038	29,928
Total revenue	40,548	33,890	118,151	97,695

Cost of revenue:
Subscription	8,225	7,239	23,701	20,285
Professional services	11,141	9,196	31,684	26,846
Total cost of revenue	19,366	16,435	55,385	47,131
Gross profit	21,182	17,455	62,766	50,564

Operating expenses:
Research and development	3,981	3,540	11,720	9,987
Sales and marketing	11,089	7,786	32,721	23,663
General and administrative	4,254	3,226	12,853	8,282
Gain on acquisition	(2,233)	–	(2,233)	(2,220)
Total operating expenses	17,091	14,552	55,061	39,712
Operating income	4,091	2,903	7,705	10,852
Other income (expense), net	106	(252)	(159)	(198)
Income before income taxes	4,197	2,651	7,546	10,654
Provision for income taxes	(729)	(1,192)	(2,002)	(4,555)
Equity in net income (loss) of unconsolidated affiliates	–	(52)	36	(90)
Net income	$3,468	$1,407	$5,580	$6,009

Net income attributable to common stockholders:
Basic	$3,468	$1,407	$5,580	$3,133
Diluted	$3,468	$1,407	$5,580	$3,302

Net income per share attributable to common stockholders:
Basic	$0.07	$0.03	$0.12	$0.10
Diluted	$0.07	$0.03	$0.10	$0.09

Shares used in computation of net income per share attributable to common stockholders:
Basic	48,556	47,054	48,187	31,175
Diluted	53,349	53,641	53,152	37,880

Responsys, Inc.
Non-GAAP Financial Measures
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Gross profit:
GAAP gross profit
Subscription	$20,225	$16,595	$59,412	$47,482
Professional services	957	860	3,354	3,082
Total GAAP gross profit	21,182	17,455	62,766	50,564
Add back:
Stock-based compensation:
Subscription	176	122	477	260
Professional services	266	172	696	404
Total non-GAAP gross profit	$21,624	$17,749	$63,939	$51,228

Operating income:
GAAP operating income	$4,091	$2,903	$7,705	$10,852
Add back:
Amortization of intangible assets	746	584	1,906	1,756
Stock-based compensation	1,840	1,119	4,669	2,421
Deduct:
Gain on acquisition	(2,233)	--	(2,233)	(2,220)
Total non-GAAP operating income	$4,444	$4,606	$12,047	$12,809

Income before income taxes:
GAAP income before income taxes	$4,197	$2,651	$7,546	$10,654
Add back:
Amortization of intangible assets	746	584	1,906	1,756
Stock-based compensation	1,840	1,119	4,669	2,421
Deduct:
Gain on acquisition	(2,233)	–	(2,233)	(2,220)
Total non-GAAP income before taxes	$4,550	$4,354	$11,888	$12,611

Provision for income taxes:
GAAP provision for income taxes	$(729)	$(1,192)	$(2,002)	$(4,555)
Tax effect from:
Amortization of intangible assets	(222)	(182)	(584)	(546)
Stock-based compensation	(587)	(309)	(1,465)	(553)
Gain on acquisition	--	--	--	888
Total non-GAAP provision for income taxes	$(1,538)	$(1,683)	$(4,051)	$(4,766)

Net income:
GAAP net income	$3,468	$1,407	$5,580	$6,009
Add back:
Amortization of intangible assets	746	584	1,906	1,756
Stock-based compensation	1,840	1,119	4,669	2,421
Deduct:
Gain on acquisition	(2,233)	–	(2,233)	(2,220)
Income tax effect of non-GAAP items	(809)	(491)	(2,049)	(210)
Total non-GAAP net income	$3,012	$2,619	$7,873	$7,756

Non-GAAP net income per share:
Basic	$0.06	$0.06	$0.16	$0.18
Diluted	$0.06	$0.05	$0.15	$0.15

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average common shares used in computing basic net income per common share	48,556	47,054	48,187	31,175
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	–	–	(17,344)
Conversion of preferred shares	–	–	–	30,159
Weighted-average shares outstanding used in calculating non-GAAP basic net income per share	48,556	47,054	48,187	43,990

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per common share	53,349	53,641	53,152	37,880
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	–	–	(17,344)
Conversion of preferred shares	–	–	–	30,159
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	53,349	53,641	53,152	50,695

Responsys, Inc.
Stock-Based Compensation Expense
(Unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenue	$442	$294	$1,173	$664
Research and development	282	195	716	402
Sales and marketing	527	257	1,277	544
General and administrative	589	373	1,503	811
Total	$1,840	$1,119	$4,669	$2,421

Responsys, Inc.
Condensed Consolidated Statement of Cash Flows
(unaudited; in thousands)
	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities:
Net income	$5,580	$6,009
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	62	(80)
Depreciation and amortization	7,829	7,021
Stock-based compensation	4,669	2,421
Gain on acquisition	(2,233)	(2,220)
Deferred tax assets	(70)	3,538
Excess tax benefits from stock-based compensation	(1,702)	(51)
Equity in net (income) loss of unconsolidated affiliates	(36)	90
Other	164	2
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	(4,900)	2,341
Prepaid expenses and other current assets	52	(108)
Other assets	188	(18)
Accounts payable	763	378
Accrued compensation	(862)	(74)
Other accrued liabilities	3,129	350
Deferred revenue	303	(2,649)
Other long-term liabilities	2,132	(58)
Net cash provided by operating activities	15,068	16,892

Cash flows from investing activities:
Purchases of property and equipment	(8,563)	(5,583)
Addition of capitalized software development costs	(160)	(439)
Business acquisition, net of cash received	(614)	(6,101)
Purchase of short-term investments	(4,007)	(13,722)
Redemption of short-term investments	24,477	--
Purchase of equity interest	(1,772)	--
Investment in unconsolidated affiliate	--	(381)
Net cash provided by (used in) investing activities	9,361	(26,226)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,148	588
Proceeds from initial public offering	--	72,182
Proceeds from (repurchases of) early-exercised stock options	3	157
Payments of offering costs	--	(1,674)
Principal payments on capital lease obligations	(658)	(471)
Excess tax benefits from stock-based compensation	1,702	51
Net cash provided by financing activities	2,195	70,833
Effect of foreign exchange rate changes on cash and cash equivalents	100	13
Net increase in cash and cash equivalents	26,724	61,512
Cash and cash equivalents at beginning of period	73,456	13,884
Cash and cash equivalents at end of period	$100,180	$75,396

Noncash financing and investing activities:
Issuance of common stock in connection with business acquisition	$ --	$1,189
Purchase of property and equipment under capital lease	$ --	$2,398
Purchase of property and equipment on account	$1,235	$426
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$162	$57
Cash paid during the period for taxes	$196	$755
CONTACT: Carolyn Love
         (Public Relations)
         Responsys, Inc.
         (415) 867-2301
         clove@responsys.com

         Carla Cooper
         (Investor Relations)
         Responsys, Inc.
         (650) 452-1484
         ccooper@responsys.com